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                                                                    Exhibit 10.8


                              EMPLOYMENT AGREEMENT

         This Employment Agreement dated June 4, 1997 is made by and between Escalon Medical Corp. (the "Company"), a California corporation with its principal offices located at 182 Tamarack Circle, Skillman, New Jersey 08558, and Richard J. DePiano (the "Executive"), an individual residing at 44 Righters Mill Road, Gladwyne, Pennsylvania 19035.

                                    RECITALS:

         The parties hereto desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Executive will be employed as Chairman and Chief Executive Officer of the Company and to address certain other matters in connection with such employment.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

         1.       EMPLOYMENT.

                  1.1 POSITION AND DUTIES. The Company hereby employs the Executive as Chairman and Chief Executive Officer of the Company upon the terms and conditions set forth in this Agreement, and the Executive hereby accepts such employment. Subject to the direction and control of the Board of Directors (the "Board"), the Executive, as Chairman and Chief Executive Officer, shall perform such executive, managerial and administrative duties as are from time to time assigned to him by the Board and are consistent with his position as Chairman and Chief Executive Officer.

                  1.2 OBLIGATIONS OF THE EXECUTIVE. The Executive shall devote sufficient business time, attention and energies to the business of the Company to perform his duties hereunder. The Company understands that the Executive has been engaged and will continue to engage in certain other business and investment activities and agrees that the Executive may continue to engage in such other activities provided that the Executive shall continue to fulfill the obligations of his position with the Company as provided in the preceding sentence.

         2. TERM OF AGREEMENT. The initial term of this Agreement commenced on March 1, 1997 and shall continue through February 28, 1998. This Agreement may be extended by the parties for such additional period and upon such terms and conditions as the parties shall agree in writing. Each reference herein to "the term of this Agreement" shall include the initial term and any extension term.
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         3. BASE SALARY. The Executive shall be paid, as base compensation for all services to be rendered by the Executive hereunder, a salary at the rate of $240,000 per year, payable on a current basis in accordance with the Company's standard payroll practices for executives. Such annual rate of base compensation in effect at any time during the term of this Agreement shall hereinafter be referred to as the "Base Salary."

         4. INCENTIVE CASH BONUS. If, during the term of the Executive's employment hereunder, the Company shall have entered into a Transaction (as hereinafter defined), the Executive shall be entitled to receive an incentive cash bonus in an amount equal to 10% of the increase in the Company's Market Capitalization (as hereinafter defined) from and after March 1, 1997 to the close of business on the date on which the Executive's employment under this Agreement shall terminate pursuant to Section 2 hereof (the "Termination Date"); provided, however, that the minimum bonus payable to the Executive hereunder upon the occurrence of a Transaction shall be $250,000; and further provided, however, that the bonus payable hereunder shall be reduced by an amount equal to the appreciation value of the stock options granted to the Executive by the Company pursuant to Section 6 hereof that have theretofore been exercised or that are exercisable as of the Termination Date and have not been forfeited by the Executive. As used in this Agreement, the term "Transaction" shall mean the occurrence of one or more events that shall result in the following: (i) a sale, license or other transfer of all or a substantial portion of the assets of the Company, (ii) a merger or consolidation of the Company, or (iii) a sale of all or a substantial portion of the Company's capital stock. As used in this Agreement, the term "Market Capitalization" shall mean the aggregate dollar value determined by multiplying the number of shares of the Company's capital stock then outstanding by the Fair Market Value (as hereinafter defined) of such shares on the date in question; provided, however, that if, on or prior to the Termination Date, the Company shall have been wholly or partially liquidated or acquired, in whole or in part, whether by merger, consolidation, sale of all or a substantial portion of its assets, sale of all or a substantial portion of its capital stock or otherwise, the Market Capitalization on the Termination Date shall be increased to include the aggregate value of all cash, notes, securities and other forms of consideration distributed to the stockholders of the Company upon such liquidation or by reason of such acquisition, as determined in good faith by the Board of Directors of the Company. As used in this Agreement, the term "Fair Market Value" shall mean the average of the highest and lowest sale prices of the Company's capital stock on the Nasdaq Stock Market on the date in question or, if no sales were effected on such day, on the immediately preceding trading day; provided, however, that if the Company's capital stock, or any class or series thereof, is not traded on the Nasdaq Stock Market at such time, the Fair Market Value thereof shall be determined in good faith by the Board of Directors of the Company.

         5. ADDITIONAL BENEFITS. While this Agreement is in effect, the Company shall provide the following additional benefits:


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                  5.1 VACATION. The Executive shall receive six weeks paid
vacation each calendar year.

                  5.2 AUTOMOBILE OR AUTOMOBILE ALLOWANCE. The Company shall provide the Executive with an automobile allowance of $800 per month.

                  5.3 EXPENSE REIMBURSEMENT. Upon submission of proper vouchers, the Company shall pay or reimburse the Executive for all necessary business and entertainment expenses reasonably incurred by the Executive in connection with the business of the Company.

                  5.4 INSURANCE BENEFITS. The Company shall reimburse the Executive medical, hospital, disability and other insurance benefits having a total cost comparable to the cost of such benefits provided to the other senior executive officers of the Company.

                  5.5 RETIREMENT PLAN. The Executive shall be entitled to participate in any profit sharing or pension plan made available to full-time employees of the Company in accordance with the terms of such plans.

                  5.6 OTHER BENEFITS. Without limiting any of the foregoing benefits, the Executive shall receive all benefits and participate in all benefit programs generally made available to other senior executive officers of the Company.

         6. STOCK OPTIONS. The Company shall cause to be granted to the Executive incentive stock options exercisable for a total of 450,000 shares of the Company's Common Stock at a per share exercise price equal to the fair market value per share of the Company's Common Stock on the date of grant. Such stock options shall be vested in full on the date of grant but shall terminate in all events upon the payment of the incentive bonus payable pursuant to
Section 4 hereof.

         7. TERMINATION UPON DEATH. The Executive's employment hereunder and any and all rights under this Agreement or otherwise as an employee of the Company shall terminate upon the death of the Executive, and thereafter the Company shall have no liability or obligation to the Executive's estate or legal representatives hereunder, provided that the Executive shall be entitled to the Base Salary and other compensation earned by the Executive, but not paid, prior to his death, except that the Executive shall not be entitled to receive an incentive cash bonus pursuant to Section 4 hereof unless the Company shall have entered into a Transaction prior to the date of the Executive's death.

         8. CONFIDENTIALITY; PUBLIC STATEMENTS. The Company may, pursuant to the Executive's employment hereunder, provide to him and confide in him business methods and systems, techniques and methods of operation developed at great expense


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by the Company ("Trade Secrets") and which the Executive recognizes to be unique assets of the Company hereunder, directly or indirectly, in any manner utilize or disclose to any person, firm, corporation, association or other entity, except to directors, consultants or employees of the Company in the course of his duties and where required by law: (a) any such Trade Secrets, (b) any sales prospects, customers lists, products, research or data of any kind, or (c) any information relating to strategic plans, sales costs, profits or the financial condition of the Company or any of its customers or prospective customers, which are not generally known to the public or recognized as standard practice in the industries in which the Company shall be engaged. The Executive further covenants and agrees that he will promptly deliver to the Company all tangible evidence of the knowledge and information described in (a), (b) and (c), above, prior to or at the termination of the Executive's employment.

         9. ENTIRE AGREEMENT. Except for any agreement evidencing the stock options granted pursuant to Section 6 hereof, this Agreement constitutes the full and complete understanding and agreement of the Executive and the Company respecting the subject matter hereof, and supersedes all prior understandings and agreements, oral or written, express or implied. This Agreement may not be modified or amended orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         10. HEADINGS. The section headings of this Agreement are for convenience of reference only and are not to be considered in the interpretation of the terms and conditions of this Agreement.

         11. DEFINITION OF COMPANY. The Company is governed by its Board and, accordingly, all references in this Agreement to the actions and discretion of the Company are meant and deemed to refer to the actions and discretion of the Board.

         12. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when sent by certified mail, postage prepaid, addressed as follows:

                  If to the Company:

                           Escalon Medical Corp.
                           182 Tamarack Circle
                           Skillman, NJ  08558
                           Attn:  Compensation Committee Chairman

                  If to the Executive, at his personal residence as set forth above.


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         Any party may change the persons and address to which notices or other communications are to be sent by giving written notice of such change to the other party in the manner provided herein for giving notice.

         13. WAIVER OF BREACH. No waiver by either party of any condition or of the breach by the other of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition, or of the breach of any other term or covenant set forth in this Agreement. Moreover, the failure of either party to exercise any right hereunder shall not bar the later exercise thereof.

         14. INURE AND BIND; NONALIENATION. This Agreement shall inure to the benefit of and be binding on the parties and their respective successors in interest. The Executive shall not pledge, hypothecate, anticipate or in any way create a lien upon any amounts provided under this Agreement. This Agreement and the benefits payable hereunder shall not be assignable by either party without the prior written consent of the other; provided, however, that nothing in this Section shall preclude the Executive from designating a beneficiary to receive any benefit payable hereunder upon his death, or the executors, administrators or other legal representatives of the Executive or his estate from assigning any rights hereunder to which they become entitled to the person or persons entitled thereto.

         15. GOVERNING LAW. This Agreement is entered into and shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

         16. INVALIDITY OR UNENFORCEABILITY. If any term of provision of this Agreement is held to be invalid or unenforceable, for any reason, such invalidity or unenforceability shall not affect any other term or provision hereof and this Agreement shall continue in full force and effect as if such invalid or unenforceable term or provision (to the extent of the invalidity or unenforceability) had not been contained herein.

         17. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled by arbitration in Philadelphia, Pennsylvania, in accordance with the laws of the Commonwealth of Pennsylvania by three arbitrators, one of whom shall be appointed by the Company, one by the Executive and third of whom shall be appointed by the first two arbitrators. If either party fails to select an arbitrator within 30 days after written notice of demand for arbitration from the other, the other party may have such arbitrator appointed by the American Arbitration Association. If the first two arbitrators cannot agree on the appointment of a third arbitrator within 30 days after their selection, then the third arbitrator shall be appointed by the American Arbitration Association. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association. Judgment upon


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the award rendered by the arbitrators may be entered in any court having jurisdiction hereof. In the event that it shall be necessary or desirable from the Company and/or the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any or all of either party's rights under this Agreement, each party shall bear its own costs and expenses in connection with the enforcement of its rights (including the enforcement of any arbitration award in court), regardless of the final outcome.

         18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.

                                           ESCALON MEDICAL CORP.


                                           By: /s/ John T. Rich
                                               --------------------------------
                                                Title: Vice President of Finance
                                                       -------------------------


                                            /s/ Richard J. DePiano
                                           ------------------------------------
                                           Richard J. DePiano



                                           Approved:


                                            /s/ Robert J. Kunze
                                           ------------------------------------
                                           Robert J. Kunze


                                              /s/ Jay L. Federman, M.D.
                                           ------------------------------------
                                           Jay L. Federman, M.D.


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